Exhibit 99.1

Contact:	Charles Lambert Finance Director Medical Properties Trust (205) 397-8897 clambert@medicalpropertiestrust.com

Medical Properties Trust Announces Public Offering of Common Stock

BIRMINGHAM, Ala. —January 31, 2012 —Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) announced today that it plans to make a public offering of its common stock. BofA Merrill Lynch, J.P. Morgan, Deutsche Bank Securities, KeyBanc Capital Markets and RBC Capital Markets will act as joint-book running managers for the proposed offering. SunTrust Robinson Humphrey will serve as lead manager.

The Company intends to use the net proceeds from the offering to fund a portion of the consideration for the acquisition of assets from and loans to Ernest Health, Inc. (the “Ernest Acquisition Transactions”), which were also announced today. The offering is not conditioned on the completion of the transactions with Ernest Health, Inc.

The offering of the shares will be made under the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The Company intends to file a prospectus supplement with the SEC for the common stock offering to which this communication relates. When available, the prospectus supplement and accompanying base prospectus may be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or by e-mail at dg.prospectus_requests@baml.com or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have or will be filed with the SEC.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the Company’s ability to consummate this offering and the use of the proceeds therefrom; the Company’s ability to complete the Ernest Acquisition Transactions on the anticipated time schedule or terms or at all; the Company’s ability to obtain or raise additional funds;

national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “A Warning About Forward Looking Statements” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and as further updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.